Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended November 30, 2012

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(1,233,511)
Unrealized Gain (Loss) on Market Value of Futures	4,258,834
Dividend Income	1,550
Interest Income	566
ETF Transaction Fees	350
Total Income (Loss)	$3,027,789

Expenses
General Partner Management Fees	$31,452
Brokerage Commissions	3,905
SEC & FINRA Registration Expense	3,818
Prepaid Insurance Expense	835
NYMEX License Fee	786
Non-interested Directors' Fees and Expenses	507
Other Expenses	29,160
Total Expenses	70,463
Expense Waiver	(21,297)
Net Expenses	$49,166
Net Income (Loss)	$2,978,623

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 11/1/12	$60,508,381
Additions (50,000 Units)	2,821,781
Net Income (Loss)	2,978,623

Net Asset Value End of Month	$66,308,785
Net Asset Value Per Unit (1,150,000 Units)	$57.66

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2012 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612